Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•	Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993) of Toll Brothers, Inc., as amended,

•	Registration Statements (Form S-8 No. 33-60289 and No. 333-69274) pertaining to the Stock Option and Incentive Stock Plan (1995), of Toll Brothers, Inc.,

•	Registration Statements (Form S-8 No. 333-57645 and No. 333-113721) pertaining to the Stock Incentive Plan (1998) of Toll Brothers, Inc.

•	Registration Statement (Form S-8 No. 333-143367) pertaining to the Stock Incentive Plan for Employees (2007) of Toll Brothers, Inc., as amended,

•	Registration Statement (Form S-8 No. 333-144230) pertaining to the Stock Incentive Plan for Non-Employee Directors (2007) of Toll Brothers, Inc., as amended,

•	Registration Statement (Form S-8 No. 333-148362) pertaining to the Employee Stock Purchase Plan of Toll Brothers, Inc, and,

•	Registration Statement (Form S-3 No. 333-154807) of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp., Toll Finance Corp. and the additional registrants named therein, and in the related Prospectus;
of our report dated December 21, 2009, with respect to the consolidated financial statements of Toll Brothers, Inc. and subsidiaries, and our report dated December 21, 2009 with respect to the effectiveness of internal control over financial reporting of Toll Brothers, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2009.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 21, 2009